Exhibit 99.1

Investor Contact Information:

Anthony V. Cosentino
Executive Vice President
Chief Financial Officer
Tony.Cosentino@YourStateBank.com

SB Financial Group Declares Quarterly Cash Dividend

on Common Stock of $0.045 Cents

Defiance, OH, October 24, 2014 – SB Financial Group (NASDAQ: SBFG) ("SB Financial") announced today that its board of directors passed a resolution declaring a quarterly cash dividend of $0.045 per common share, payable on November 21, 2014, to shareholders of record as of November 7, 2014.

“As a follow up to our third quarter earnings announcement, we are quite pleased to return to our shareholders a common dividend of $0.045 a share,” said Mark Klein, President and Chief Executive Officer of SB Financial Group. This dividend represents a 12.5 percent increase over the dividend paid last quarter.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial Group, Inc. is a diversified financial services holding company with two wholly-owned operating subsidiaries: State Bank and RDSI Banking Systems (RDSI). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, mortgage banking and commercial and agricultural lending, operating through 16 banking centers in seven northwestern Ohio counties and one center in Fort Wayne, Indiana, as well as three loan production offices located in Columbus, Ohio, and Angola, Indiana. RDSI provides item processing services to community banks located primarily in the Midwest. SB Financial Group, Inc.’s common stock is listed on the NASDAQ Global Market under the symbol SBFG.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.